EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors

Entegris, Inc. and Subsidiaries:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to a change of accounting for goodwill in fiscal 2002.

/s/    KPMG LLP

Minneapolis, Minnesota

July 15, 2003